Exhibit 10.1

                                LEASE AGREEMENT

We have signed the lease agreement on September 14, 2014 with

CRISTI MATACHE, Bucharest, Romania, where we have located our machine, on the one hand

AND SLAV SERGHEI, represented by Director of Tapioca Corp., on the other hand,

THE MAIN CONDITIONS OF AGREEMENT:

                                  1. LOCATION:

Leased premises area covers approximately 10 (ten) square meters. Leased premises are located on the first floor of the building at Magurele, Bucharest -Ilfov, Muntenia, Romania.

                            2. DURATION OF AGREEMENT

Term of Agreement makes two (2) years, starting March 01, 2015 and ending March 01, 2017 TAPIOCA CORP. is given an option to renew the Lease for an additional term of one year by giving the lesser written notice ninety (90) days before expiration of the primary term of this lease. The renewal lease is to be upon the same terms and conditions contained in the primary Lease Agreement.

                                  3. PAYMENTS:

For the first year of the Agreement, the annual rental fee will be $6,000. ($500/ month) For the second year of the Agreement, the annual rental fee will be $5,400. ($400/ month) Default interest of $10 per day shall be paid an additional payment for any rental fee delivered or received more than three (3) days after the first day of any calendar month during the term of this lease. Lesser agrees to provide at his expense for the premises electricity, water, air conditioning, ventilation, light tubes replacement, trash removal service and sewage disposal service in such quantities and at such times necessary for the Lessee's comfortable and reasonable use of the premises. Any holding over after the expiration of the lease term shall be deemed to constitute a tenancy from month to month only and shall be on the same terms and conditions as specified in this Lease Agreement.

                                  4. CONFIDENCE

Both parties acknowledge that during the course of this Agreement, each may obtain confidential information regarding the other party's business;
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Both parties agree to treat all such  information and the term of this Agreement as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Lease Agreement.

                                    5. OTHERS

This Lease Agreement supersedes any prior written or oral agreements. This Lease Agreement may be modified or amended if the amendment is made in writing and signed by both parties.

                                                       Dated: September 14, 2014

Tapioca Corp.


/s/ Slav Serghei
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By: Slav Serghei



/s/ Cristi Matache
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Cristi Matache